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                                                                     EXHIBIT 5.1

                                [WMI LETTERHEAD]

                                  June 18, 2003



Waste Management, Inc.
1001 Fannin Street, Suite 4000
Houston, Texas 77002

                   RE: Registration Statement on Form S-8

Gentlemen:

         I am Vice President and Assistant General Counsel - Corporate & Securities for Waste Management, Inc., a Delaware corporation (the "Company"), and have acted in such capacity in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 2,089,266 shares of the Company's common stock, $0.01 par value (the "Common Stock"), to be offered upon the terms and subject to the conditions set forth in the Registration Statement on Form S-8 (the "Registration Statement") relating thereto to be filed with the Securities and Exchange Commission on June 18, 2003.

         In connection therewith, I have examined originals or copies certified or otherwise identified to my satisfaction of the Certificate of Incorporation of the Company, the By-laws of the Company, the corporate proceedings with respect to the offering of the shares and such other documents and instruments as I have deemed necessary or appropriate for the expression of the opinions contained herein.

         I have assumed the authenticity and completeness of all records, certificates and other instruments submitted to me as originals, the conformity to original documents of all records, certificates and other instruments submitted to me as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to me as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that I have examined.

         Based on the foregoing, and having a regard for such legal considerations as I have deemed relevant, I am of the opinion that:

         (i) The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware.

         (ii) The shares of Common Stock proposed to be sold by the Company have been duly and validly authorized for issuance and, when issued and paid for in accordance with the Waste Management Inc. Employee Stock Purchase Plan, and subject to the


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                  Registration Statement becoming effective under the Act and to compliance with such state securities rules, regulations and laws as may be applicable, will be duly and validly issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                              Very truly yours,

                                              /s/ John S. Tsai

                                              John S. Tsai
                                              Vice President and Assistant
                                              General Counsel
                                              Corporate & Securities